                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 11, 2005


                      CITIGROUP INSTITUTIONAL TRUST COMPANY



                      By: /s/ Marianne Quinn
                         --------------------------------------------
                         Name:  Marianne Quinn
                         Title: Senior Vice President


                      CITIGROUP INC.



                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title: Assistant Secretary